UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

ATM and BTC Update

On February 18, 2025, MicroStrategy Incorporated d/b/a Strategy (the “Company”) announced that, during the period between February 10, 2025 and February 17, 2025, the Company did not sell any shares of class A common stock (“Shares”) under its at-the-market equity offering program, and did not purchase any bitcoin.

As of February 17, 2025, the Company, together with its subsidiaries, held an aggregate of approximately 478,740 bitcoins, which were acquired at an aggregate purchase price of approximately $31.1 billion and an average purchase price of approximately $65,033 per bitcoin, inclusive of fees and expenses.

2027 Notes Redemption Update

On January 24, 2025, the Company delivered a notice of full redemption (the “Notice”) to the trustee of the Company’s 0.0% Convertible Senior Notes due 2027 in the original total principal amount of $1.05 billion (the “2027 Convertible Notes”). The Notice calls for the redemption of all of the outstanding 2027 Convertible Notes on February 24, 2025 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the 2027 Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to but excluding the Redemption Date, unless earlier converted. As of February 14, 2025, the Company has received conversion requests for approximately $857.4 million in principal amount of the 2027 Convertible Notes, which equates to the issuance upon settlement of 6,022,026 Shares in the aggregate.

Item 7.01	Regulation FD Disclosure.

Strategy Dashboard

The Company also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel